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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-25457

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

               PROSPECTUS SUPPLEMENT NO. 2 DATED OCTOBER 27, 1997
                       TO PROSPECTUS DATED JULY 16, 1997

     The Selling Holders table on pages 5-9 of the Prospectus is hereby amended to update the information regarding the number of Warrants and shares of Common Stock owned by the following Selling Holders:

                                                                                        COMMON
                             SELLING HOLDERS                               WARRANTS     STOCK
-------------------------------------------------------------------------  --------     ------
IDS Life Income Advantage Fund...........................................     395       8,630 (1)

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(1) Includes Common Stock beneficially owned by such Selling Holder.